UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2010

CYBERDEFENDER CORPORATION
(Exact name of registrant as specified in its charter)

California	333-138430	65-1205833
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

617 West 7th Street, Suite 1000, Los Angeles, California		90017
(Zip Code)

Registrant’s telephone number, including area code:		(213) 689-8631

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 31, 2010, pursuant to the terms of a Loan and Securities Purchase Agreement (the “Securities Purchase Agreement”), CyberDefender Corporation (the “Company”) sold and issued in a private placement to GR Match, LLC (“GRM”) a 9% Secured Convertible Promissory Note in the aggregate principal amount of $5,300,000 (the “Note”), due March 31, 2012.  The Company received net proceeds of $5,000,000 after payment of an issuance fee of $300,000 to GRM.  The Note will accrue simple interest at the rate of 9% per annum, payable on the first day of each calendar quarter in cash; provided, however, that GRM may elect to cause the accrued unpaid interest for any applicable quarter to be added to the then outstanding principal amount of the Note in lieu of a cash payment of interest by delivering written notice of such election to the Company no later than 15 days prior to the applicable interest payment date.  The Company may elect to make the first interest payment due July 1, 2010 either in cash or by adding it to the aggregate principal amount of the Note.

Commencing 180 days after March 31, 2010, the outstanding principal amount of the Note and accrued unpaid interest due thereon may be converted, at GRM’s election, into the Company’s common stock at a conversion price of $3.50 per share (the “Conversion Price”), subject to adjustment only in the event of stock splits, dividends, combinations, reclassifications and the like.  If at any time after 180 days from the later of March 31, 2010 or such date when a registration statement filed with the Securities and Exchange Commission covering the resale of the shares issuable upon conversion of the Note becomes effective, the volume weighted average price of the Company’s common stock for each of any 30 consecutive trading days, which period shall have commenced after the effective date of such registration statement, exceeds 250% of the then applicable Conversion Price, and the daily trading volume for the common stock is at least 100,000 shares (subject to adjustment for stock splits, combinations, recapitalizations, dividends and the like) during such 30 trading day period, then the Company may force GRM to convert all or part of the then outstanding principal amount of the Note.  GRM has piggyback and demand registration rights with respect to the shares issuable upon conversion of the Note.

The Company has the right to prepay the Note at any time without penalty upon 30 days written notice to GRM.  GRM’s right to convert the Note (commencing 180 days after its issuance date), remains active during the prepayment notice period.  Therefore, if the Company notifies GRM of its election to prepay the Note sooner than 150 days from the issuance date of the Note, then GRM would be obligated to accept repayment in cash.

Upon an event of default under the Note, the interest rate would increase to 15% per annum.  All overdue accrued and unpaid interest would bear a late fee in an amount equal to 9% of the amount due. Each of the following events would constitute and event of default, giving GRM the right to accelerate the Note:  (i) any late payment of principal or interest (including any late fee), (ii) the Company delivers certificates to GRM representing Note conversion shares later than five trading days after a conversion date, (iii) the Company fails to have sufficient reserved common stock for conversion of the Note, (iv) the Company materially breaches the Securities Purchase Agreement, the Note or the Security Agreement (referred to below) (collectively, the “Transaction Documents”), and such breach is not cured within five trading days after notice by GRM to the Company or ten trading days after the Company became aware or should have become aware of such breach, (v) the Company purchases more than a de minimus number of shares of its common stock or equivalents, (vi) any representation or warranty made in any of the Transaction Documents is untrue in any material respect as of the date when made or deemed made, (vii) the Company becomes subject to a bankruptcy event, (viii) the Company defaults on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument involving an obligation greater than $150,000 and such default results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, (ix) the Company’s common stock becomes ineligible for trading on the OTC Bulletin Board, the Nasdaq Capital Market, Nasdaq Global Market or the New York Stock Exchange, (x) a change of control of the Company occurs (except acquisition of control of the Company by GRM or any of its affiliates), or the Company engages in a merger or sale of substantially all of its assets, or a tender offer or exchange offer is completed pursuant to which holders of the Company’s common stock are permitted to tender or exchange their shares for other securities, cash or property or the Company effects any reclassification of its common stock or any compulsory share exchange pursuant to which the common stock is effectively converted into or exchanged for other securities, cash or property, and (xi) any monetary judgment, writ or similar final process is entered or filed against the Company or its property or other assets for more than $100,000, and such judgment, writ or similar final process remains unvacated, unbounded or unstayed for a period of 45 calendar days.

Pursuant to a Security Agreement executed by the Company in favor of GRM concurrently with the execution of the Securities Purchase Agreement (the “Security Agreement”), the Company granted GRM a first lien priority security interest in all of the Company’s assets securing the Company’s obligations under the Note, subject to certain permitted indebtedness and liens permitted in connection with the same.

Pursuant to the Securities Purchase Agreement, the Company agreed that on or before 90 days following March 31, 2010, the Company shall: (i) cause each holder (each, a “Senior Debt Holder”) of the Company’s outstanding 8% Secured Convertible Promissory Notes (each, a “Senior Convertible Note”), dated on or about November 5, 2009, in the aggregate principal amount of $2,214,000, to (A) be entirely converted, along with accrued unpaid interest thereon, into shares of the Company’s common stock in accordance with the terms thereof or (B) expressly subordinate any lien which the  Senior Debt Holder holds in the Company's assets to the Note and the security interest granted to GRM under the Security Agreement pursuant to a written subordination agreement with GRM acceptable to GRM in its sole discretion; or (ii) prepay the entire outstanding principal balance of each Senior Convertible Note, and any accrued unpaid interest thereon and cause each of the Senior Convertible Notes to be cancelled.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth under Item 2.03 is incorporated herein by reference.  There were no underwriting discounts or other commissions paid in conjunction with the sale of the Note to GRM.  The issuance of the Note was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, inasmuch as the Note was issued to an accredited investor without any form of general solicitation or general advertising.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description

99.1	Press release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2010
CYBERDEFENDER CORPORATION

By:
Gary Guseinov
Chief Executive Officer